Exhibit 8.1
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com
June 27, 2011
Prologis, Inc.
Pier 1, Bay 1
San Francisco, California 94111
Re:	Status as a Real Estate Investment Trust; Information in the Prospectus under “United States Federal Income Tax Considerations”
Ladies and Gentlemen:
     In connection with the preparation of the prospectus dated June 22, 2011 and the prospectus supplement dated June 23, 2011 (together, the “Prospectus”), forming a part of the Registration Statement on Form S-3 (Registration No. 333-153379) filed with the Securities and Exchange Commission on September 9, 2008 (the “Registration Statement”), by Prologis, Inc., a Maryland corporation (the “Company”), you have requested our opinions concerning (i) the qualification and taxation of the Company as a real estate investment trust (“REIT”), and (ii) the information in the Prospectus under the heading “United States Federal Income Tax Considerations.”
     In formulating our opinions, we have reviewed and relied upon the Prospectus, such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinions expressed herein.
     In addition, we have relied upon certain representations made by the Company relating to the organization and actual and proposed operation of the Company and its relevant subsidiaries. For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents, representations from the Company or the Registration Statement and the Prospectus. We have, consequently, relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts.
     Our opinions expressed herein are based on the applicable laws of the State of Maryland, the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.
Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown llp
June 27, 2011

     Based upon and subject to the foregoing, it is our opinion that:
     1. Beginning with the Company’s taxable year ending December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company’s actual and proposed method of operation, as described in the Prospectus and as represented by the Company, has enabled it and will continue to enable it to satisfy the requirements for qualification as a REIT.
     2. The information in the Prospectus under the heading “United States Federal Income Tax Considerations,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.
     Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. This opinion letter is being furnished solely in connection with the filing of the Prospectus. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
     We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement and to the use of the name of our firm in the Prospectus. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.
Sincerely,
/s/ Mayer Brown LLP
Mayer Brown LLP